EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. McCoy, James W. Cavanaugh and James N. Sheehan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute a Registration Statement on Form S-4 relating to the registration under the Securities Act of 1933, as amended, of the common stock of Hormel Foods Corporation issuable pursuant to that certain Agreement and Plan of Merger, dated as of September 6, 2006, by and among Provena Foods Inc., Hormel Foods Corporation and Crumbles Acquisition Corp., and any and all pre- and post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed this 29th day of September, 2006, by the following persons:

Signature	Title

/s/ Jeffrey M. Ettinger	President, Chief Executive Officer and Director
Jeffrey M. Ettinger	(principal executive officer)

/s/ Michael J. McCoy	Executive Vice President, Chief Financial
Michael J. McCoy	Officer and Director (principal financial officer)

Vice President and Controller
/s/ James N. Sheehan	(principal accounting officer)
James N. Sheehan

Executive Vice President Refrigerated Foods and
/s/ Gary J. Ray	Director
Gary J. Ray

Director
Elsa A. Murano

/s/ John R. Block	Director
John R. Block

/s/ E. Peter Gillette, Jr.	Director
E. Peter Gillette, Jr.

/s/ Luella G. Goldberg	Director
Luella G. Goldberg

Non-Executive Chairman of the Board of
/s/ Joel W. Johnson	Directors and Director
Joel W. Johnson

/s/ Susan I. Marvin	Director
Susan I. Marvin

/s/ John L. Morrison	Director
John L. Morrison

Director
Dakota A. Pippins

/s/ John G. Turner	Director
John G. Turner

Director
Hugh C. Smith

Director
Robert C. Nakasone